UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2010
Oclaro, Inc.
(Exact name of registrant as specified in its charter)
000-30684
(Commission File Number)

Delaware (State or other jurisdiction of incorporation)	20-1303994 (I.R.S. Employer Identification No.)
2584 Junction Avenue
San Jose, California 95134
(Address of principal executive offices, including zip code)
(408) 383-1400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) Amendment of Executive Severance and Retention Agreements
     On December 14, 2010, Oclaro, Inc. (the “Registrant”) entered into a technical amendment to the Executive Severance and Retention Agreements (the “Retention Agreements”) with Jerry Turin, the Registrant’s Chief Financial Officer, and Kate Rundle, the Registrant’s Executive Vice President, General Counsel and Corporate Secretary. The amendment to the Retention Agreements is intended to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended. Pursuant to the amendment, the circumstances that give rise to “Good Reason” have been reduced to the include only the following: (i) a material diminution in the executive’s authority, duties or responsibilities; (ii) a material diminution in the executive’s base compensation; (iii) a change by the Registrant in the location at which the executive performs the executive’s principal duties to a new location that is both outside a radius of 35 miles from the executive’s principal residence and more than 20 miles from the location at which the executive previously performed executive’s principal duties; and (iv) any material breach by the Registrant of the Retention Agreement. The terms and conditions of each Retention Agreement, other than those modified by the foregoing amendment (and certain other technical amendments), will remain in full force and effect.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2010	OCLARO, INC.
/s/ Alain Couder
Alain Couder
Chief Executive Officer